SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549



                           FORM 8-K/A

                        AMENDMENT NO. 1

                         CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): February 22, 1999


                        PUBLICARD, INC.
     (Exact name of registrant as specified in its charter)



         Pennsylvania          0-29794            23-0991870


(State or other              (Commission         (IRS Employer
jurisdiction                 File Number)       Identification No.)
of incorporation)


     One Post Road, Fairfield, Connecticut                06430
     (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:    (203) 254-3900

 (Former name or former address, if changed since last report.)






     The undersigned registrant hereby amends in its entirety Item 7 of its
Current Report on Form   8-K originally filed with the Securities and Exchange
Commission on March 8, 1999 as set forth below.

Item 7. Financial Statements and Exhibits

     (a)  Financial statements of businesses acquired

     Audited financial statements of Greystone Peripherals, Inc.
      Report of Independent Public Accountants
      Consolidated Balance Sheet as of December 31, 1998
      Consolidated Statement of Operations for the year ended December 31, 1998 Consolidated Statement of Shareholders' Equity for the year ended
          December 31, 1998
      Consolidated Statement of Cash Flows for the year ended December 31, 1998 Notes to Consolidated Financial Statements

     (b)  Pro forma financial information

          Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 1998 and Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 1998

          Notes to Unaudited Pro Forma Condensed Combined Financial
          Information

     (c)  Exhibits:

          2.1    Agreement and Plan of Merger dated as of February 22,
                 1999 among PubliCARD, Inc., GPI Acquisition, Inc., Greystone Peripherals, Inc. and the Security Holders of Greystone Peripherals, Inc. (previously filed with Current Report on Form 8-K filed on March 8, 1999)

          23.1   Consent of Independent Public Accountants

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              PUBLICARD, INC.
                              (Registrant)



May 6, 1999                   /s/ Antonio L. DeLise

                              Antonio L. DeLise, Vice President
                              Chief Financial Officer and Secretary

                    GREYSTONE PERIPHERALS, INC.

                 CONSOLIDATED FINANCIAL STATEMENTS
                      AS OF DECEMBER 31, 1998
                      TOGETHER WITH REPORT OF
                  INDEPENDENT PUBLIC ACCOUNTANTS

             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




  To the Board of Directors and Shareholders of Greystone Peripherals, Inc.:

  We have audited the accompanying consolidated balance sheet of Greystone Peripherals, Inc. (a California corporation) and subsidiary as of December 31, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Greystone Peripherals, Inc. and subsidiary as of December 31, 1998, and the results of their operations and their cash flows for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


                                             /s/ Arthur Andersen LLP


  San Jose, California
  April 23, 1999

                       GREYSTONE PERIPHERALS, INC.

                       CONSOLIDATED BALANCE SHEET

                        AS OF DECEMBER 31, 1998


                                  ASSETS


  CURRENT ASSETS:
  Cash and cash equivalents                              $ 27,797
  Accounts receivable, less allowances of $22,000         250,075
  Inventories (Note 3)                                    928,485
  Other assets                                                249
        Total current assets                            1,206,606

  PROPERTY AND EQUIPMENT, net (Note 3)                     86,107

  OTHER ASSETS                                             10,656
  Total assets                                         $1,303,369

          LIABILITIES AND SHAREHOLDERS' EQUITY

  CURRENT LIABILITIES:

  Line of credit (Note 4)                                $414,950
  Accounts payable and accruals                           447,066
        Total liabilities                                 862,016

  COMMITMENTS (Note 6)

  SHAREHOLDERS' EQUITY:

  Common stock: no par value; 20,000,000 shares
    authorized; 6,674,749 shares issued and
    outstanding                                            449,725
  Accumulated deficit                                       (8,372)
         Total shareholders' equity                        441,353
                                                        $1,303,369


  The accompanying notes are an integral part of these financial statements.

                       GREYSTONE PERIPHERALS, INC.

                  CONSOLIDATED STATEMENT OF OPERATIONS

                      YEAR ENDED DECEMBER 31, 1998



  REVENUES                                      $4,196,145

  COST OF REVENUES                               2,552,260
            Gross profit                         1,643,885

  OPERATING EXPENSES:
    Research and development                       397,346
    Sales and marketing                            424,617
    General and administrative                   1,021,962
            Total operating expenses             1,843,925

  LOSS FROM OPERATIONS                            (200,040)

  INTEREST AND OTHER INCOME, net                     1,269

  LOSS BEFORE TAXES                               (198,771)

  INCOME TAXES                                       3,991
  NET LOSS                                       $(202,762)


  The accompanying notes are an integral part of these financial statements.
                      GREYSTONE PERIPHERALS, INC.

             CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                     YEAR ENDED DECEMBER 31, 1998


                                                 Retained
                                                  Earnings         Total
                                Common Stock    (Accumulated    Shareholders'
                              Shares     Amount    Deficit)         Equity

BALANCE, DECEMBER 31, 1997  6,674,749   $449,725   $194,390       $644,115

  Net loss                       -           -     (202,762)      (202,762)

BALANCE, DECEMBER 31, 1998  6,674,749   $449,725   $ (8,372)      $441,353


  The accompanying notes are an integral part of these financial statements.

                         GREYSTONE PERIPHERALS, INC.

                    CONSOLIDATED STATEMENT OF CASH FLOWS

                        YEAR ENDED DECEMBER 31, 1998


  CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                              $(202,762)
   Adjustments to reconcile net loss to net
     cash provided by operating activities:
       Provision for inventory reserves                    105,000
       Depreciation and amortization                        68,675
       Loss on disposition of fixed assets                  20,223
       Changes in current assets and liabilities:
          Accounts receivable                              477,503
          Inventories                                       19,257
          Other assets                                      18,249
          Accounts payable                                (448,323)
          Accrued liabilities                              (12,665)
             Net cash provided by operating activities      45,157

  CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                     (67,927)
             Net cash used in investing activities         (67,927)

  CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings on line of credit                            39,950
              Net cash provided by financing activities     39,950

  NET INCREASE IN CASH AND CASH EQUIVALENTS                 17,180

  CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR            10,617

  CASH AND CASH EQUIVALENTS AT END OF YEAR                 $27,797


  The accompanying notes are an integral part of these financial statements.

                       GREYSTONE PERIPHERALS, INC.

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998

       1.  ORGANIZATION AND OPERATIONS OF THE COMPANY

  The Company

  Greystone Peripherals, Inc. (the "Company") was incorporated in California on March 10, 1992. The Company develops and manufactures high capacity disk drive duplication products for OEM's, as well as smart card readers and other peripheral devices such as PCMCIA card ports and readers for digital photography applications.

  On February 22, 1999 (the "Closing Date"), PubliCARD, Inc. ("PubliCARD") completed the acquisition of the Company, pursuant to an Agreement and Plan of Merger dated as of February 22, 1999 (the "Merger Agreement"), whereby a wholly-owned subsidiary of PubliCARD merged with and into the Company. As a result of this merger, the Company became a wholly-owned subsidiary of PubliCARD. As consideration in the merger, the holders of the Company's common stock received a total of 666,401 shares of common stock of PubliCARD and $6,180 in exchange for all of the shares of common stock of the Company.

  The Company is subject to a number of risks, including but not limited to, the dependence upon PubliCARD for its continuing financial support; competition from larger, more established companies in the industry; the successful development and marketing of its products; rapid technological changes in the industry; and the dependence on key individuals. PubliCARD has committed to continue to support the Company's working capital needs for the foreseeable future.

       2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and a wholly-owned subsidiary which was dormant during 1998. All significant intercompany transactions and balances have been eliminated.

  Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

  Concentration of Credit Risk

  Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high credit quality financial institutions. The Company's accounts receivable are derived from revenue earned from customers located primarily in the U.S. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its credit customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of all accounts receivable.

  Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market and include materials, labor and manufacturing overhead costs.

  Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally five to seven years.

  Income Taxes

  The Company has elected under the Internal Revenue Code to be treated as an S corporation. Tax attributes, including profits or losses for such corporations, are passed through to their respective shareholders, and no provision for income taxes is required at the corporate level except for state tax in California of 1.5% and certain taxes in some states.

  Revenue Recognition

  Revenue from product sales is recognized at the time the product is shipped, with provisions established for estimated product returns and allowances.

  Research and Development

  Research and development costs are expensed as incurred and consist primarily of payroll costs, other direct expenses and overhead.

  Warranty Costs

  Anticipated costs related to product warranties are charged to expense as sales are recognized. The Company has not experienced significant warranty claims to date.

  Stock-Based Compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation ("SFAS No. 123"). Under APB No. 25, compensation cost is recognized based on the difference, if any, of the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

  Recent Accounting Pronouncements

  In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for the reporting of comprehensive income and its components in a full set of general-purpose financial statements for periods ending after December 15, 1997. As the Company has no material items of other comprehensive income, this statement has no impact on the Company's financial statements.

  During 1998, the Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires a new basis for determining reportable business segments, i.e., the management approach. This approach requires that business segment information used by management to assess performance and manage company resources be the source for information disclosure.
  On this basis, the Company is organized and operates in one business segment the development and manufacturing of high capacity disk drive duplication products and smart card reader-related products. As a result, the adoption of SFAS No. 131 had no impact on the Company's disclosures or financial statements.

       3.  BALANCE SHEET COMPONENTS

                                              December 31, 1998
                 Inventories, net
                      Finished goods               $625,867
                      Raw materials                 302,618
                                                   $928,485
                 Property and equipment:
                      Furniture and fixtures         28,546
                      Manufacturing equipment        58,740
                      Engineering test equipment     10,797
                      Office equipment               76,333
                      Software                       28,906
                      Motor vehicles                  6,303
                                                    209,625
                 Less:  Accumulated depreciation
                        and amortization           (123,518)

                                                    $86,107


       4.  LINE OF CREDIT

  As of December 31, 1998, the Company has a line of credit agreement with a bank that provides for borrowings of up to $1,000,000 secured by the Company's accounts receivable, inventories and fixed assets. As of December 31, 1998, the Company had an outstanding balance on this line of credit of $414,950. This agreement expires on May 1, 1999. Interest is paid monthly at the reference rate plus 0.5%, which equated to 8.25% as of December 31, 1998. Additionally, all debt outstanding under this line of credit, up to the full amount of the line, was covered by a guarantee to the bank from the primary shareholder of the Company as of December 31, 1998.

  The Company is subject to covenants under this agreement, including minimum current ratio, minimum tangible net worth and maximum ratio of debt to tangible net worth. As of December 31, 1998, the Company was in violation of these covenants and, as such, all debt outstanding on this line as of that date is reflected as a current liability in the accompanying financial statements. On March 3, 1999, subsequent to the closing date of the merger discussed in Note 1, PubliCARD paid the entire outstanding balance on the line of credit as of that date, and terminated the line of credit agreement.

       5.  COMMON STOCK

  The Company's Articles of Incorporation, as amended, authorize the Company to issue 20,000,000 shares of no par value common stock.

  Stock Option Plan

  In February 1997, the Company adopted the Incentive Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted only to Company employees and consultants. The Company has reserved 1,600,000 shares of common stock for issuance under the Plan.

  Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a shareholder who holds more than 10% of the total combined voting power of all classes of stock shall not be less than 110% of the estimated fair value of the shares on the date of grant. To date, options granted generally vest over four years with 25% vesting after one year, and the remaining shares vesting 1/36th per month over the remaining three years. Additionally, under the Plan, the Company has the right, at its option, to repurchase any and all shares of stock acquired via exercise of options under this Plan from a terminated employee, regardless of the cause of termination, at the then fair market value of the shares.

  Activity under the Option Plan was as follows:

                                                            Weighted
                                                             Average
                            Available       Options        Option Price
                            for Grant     Outstanding       Per Share

  Outstanding at
  December 31, 1997         1,451,000       149,000           $0.25

    Granted                   (75,000)       75,000           $0.50

  Outstanding at
  December 31, 1998         1,376,000       224,000           $0.33


                                                     Weighted
                                                      Average        Weighted
                                                     Remaining        Average
                                     Number         Contractual      Exercise
Options with exercise price of:   Outstanding      Life (in years)     Price

    $0.25                            149,000             8.25          $0.25
    $0.50                             75,000             9.40          $0.50

  Fair Value Disclosures

  The Company accounts for the Plan under Accounting Principles Board Opinion No. 25 under which no compensation expense has been recognized, as all stock options are exercisable at a price equal to the fair market value of the underlying shares on the date of grant. Had compensation expense for the Plan been determined consistent with SFAS No. 123, the impact on the Company's net loss for fiscal 1998 would have been immaterial.

       6.  COMMITMENTS

  Leases

  The Company leases office space under noncancellable operating leases with various expiration dates through December 31, 2001. Rent expense for the year ended December 31, 1998 was $69,000. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period and has accrued for rent expense incurred but not paid.

  Future minimum lease payments under noncancellable operating leases, including lease commitments entered into subsequent to December 31, 1998, are as follows:


  Year Ending December 31,                    Operating Lease
          1999                                   $ 121,354
          2000                                     128,709
          2001                                     136,064
          Total                                  $ 386,127


       7.  EMPLOYEE BENEFIT PLANS

  The Company sponsors a 401(k) defined contribution plan covering all employees. Contributions are made solely by the employees with no matching or discretionary contributions made by the Company.
  Employee contributions under this plan amounted to approximately $22,000 for the year ended December 31, 1998.

                            PUBLICARD, INC.

                       AND SUBSIDIARY COMPANIES

      UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION



  The following Unaudited Pro Forma Condensed Combined Financial Statements give effect to the acquisition by PubliCARD, Inc. ("PubliCARD" or the "Company") of all of the issued and outstanding common stock of Greystone Peripherals, Inc. ("Greystone") in a business combination accounted for by the purchase method of accounting. The Unaudited Pro Forma Condensed Combined Financial Statements are derived from the historical financial statements of PubliCARD and Greystone.

  The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the acquisition as if it had occurred on December 31, 1998. The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 1998 gives effect to the acquisition as if it had occurred on January 1, 1998. The pro forma adjustments are based on certain assumptions that management believes are reasonable under the circumstance. The pro forma information is not necessarily indicative of the results that would have been reported had such event actually occurred on the dates specified, nor is it intended to project PubliCARD's results of operations or financial position for any future period or date. The information set forth should be read in conjunction with PubliCARD's audited financial statements for the year ended December 31, 1998 included in the Company's Form 10-K for the year ended December 31, 1998, and the audited financial statements of Greystone included elsewhere in this Form 8-K/A.

                         PUBLICARD, INC.
                        AND SUBSIDIARY COMPANIES
  UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 1998
                     (in thousands of dollars)

                              PubliCARD   Greystone    Pro forma   Pro forma
                             Historical   Historical  Adjustments   Balances

                    ASSETS

Cash                              $18,482      $28       $(415)(b)  $ 17,789
                                                          (306)(c)
Trade receivables                   1,988      250           -         2,238
Inventories                         2,810      928           -         3,738
Other                               1,999        1           -         2,000
Total current assets               25,279    1,207        (721)       25,765

Property, plant & equipment, net    3,606       86           -         3,692

Goodwill                            9,781        -       7,454 (a)    17,235

Other assets                        1,262       10           -         1,272
                                  $39,928  $ 1,303      $6,733       $47,964


    LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of
   long-term debt                    $147     $415      $(415)(b)      $147

Trade accounts payable              1,331      447          -         1,778
Accrued liabilities                 4,384        -          -         4,384
Total current liabilities           5,862      862       (415)        6,309

Long-term debt                        991        -          -           991
Other non-current liabilities       7,780        -          -         7,780
Total liabilities                  14,633      862       (415)       15,080

Redeemable shares                  3,378         -          -         3,378

Shareholders' equity
Common shares                      2,030        449       (449)(d)    2,104
                                                            74 (e)
Additional paid-in capital        67,091          -      8,655 (e)   75,746
Accumulated deficit              (38,891)        (8)         8 (d)  (40,031)
                                                        (1,140)(a)
Common shares held in treasury    (8,207)         -          -       (8,207)
Unearned compensation               (106)         -          -         (106)
Total shareholders' equity        21,917        441      7,148       29,506
                                 $39,928   $  1,303   $  6,733      $47,964

                               PUBLICARD, INC.
                          AND SUBSIDIARY COMPANIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                    FOR THE YEAR ENDED DECEMBER 31, 1998
        (in thousands of dollars except share and per share amounts)

                               PubliCARD    Greystone   Pro forma   Pro forma
                               Historical   Historical Adjustments   Balances

  Net sales                     $16,519       $4,196     $     -     $20,715
  Cost of sales                  10,906        2,552           -      13,458
    Gross Margin                  5,613        1,644           -       7,257

  Operating expenses:
     General and administrative   5,488        1,022           -       6,510
     Sales and marketing            792          425           -       1,217
     Product development            740          397           -       1,137
     In-process research and
        development               2,800            -           -       2,800
     Goodwill amortization          225            -       1,452(f)    1,677
                                 10,045        1,844       1,452      13,341
  Income (loss) from operations  (4,432)        (200)     (1,452)     (6,084)

  Other income (expenses):
    Interest income                 551            -         (31)(h)     520
    Interest expense               (339)         (57)         57 (g)    (339)
    Cost of pensions-non operating (846)           -           -        (846)
    Other income (expense), net  (1,021)          58           -        (963)
                                 (1,655)           1          26      (1,628)
  Net income (loss) from
    continuing operations       $(6,087)       $(199)     $(1,426)   $(7,712)

  Earnings (loss) per
    common share                 $(0.44)                              $(0.53)

  Weighted average number of
    shares outstanding       13,716,243                746,401(i)   14,462,644




















                                PUBLICARD, INC.

                           AND SUBSIDIARY COMPANIES

    NOTES TO UNAUDITED PRO FORMA  CONDENSED COMBINED FINANCIAL INFORMATION

    On February 22, 1999 (the "Closing Date"), PubliCARD, Inc. ("PubliCARD" or the "Company") completed the acquisition of Greystone Peripherals, Inc. ("Greystone"), pursuant to an Agreement and Plan of Merger dated as of February 22, 1999 (the "Merger Agreement") whereby a wholly-owned subsidiary of the Company merged with and into Greystone. As a result of this merger, Greystone became a wholly-owned subsidiary of the Company. As consideration in the merger, holders of Greystone's common stock received a total of 666,401 shares of common stock of the Company and $6,180 in exchange for all of the outstanding shares of common stock of Greystone. Mr. John Usher, President of Greystone, held shares representing approximately 89.4% of Greystone's outstanding common stock. Pursuant to the Merger Agreement, 80,000 shares of common stock of the Company were issued to certain service providers of Greystone.

    In addition, pursuant to the Merger Agreement, options to purchase
224,000 shares of Greystone common stock outstanding immediately prior to the closing of the merger were converted into options to purchase 22,388 shares of PubliCARD common stock with exercise prices ranging from $2.50 to $5.00 per share. These PubliCARD options vest over four years and are exercisable for a period of one year after the respective vesting dates. Furthermore, pursuant to the Merger Agreement, the Company issued on the Closing Date options to purchase 110,000 shares of PubliCARD common stock to certain key employees of Greystone. These options have an exercise price of $10.75 per share, vest over a three year period and will be exercisable until the fifth anniversary of the Closing Date.

    The merger consideration was determined as a result of arms length negotiations between the Company and Greystone. The merger will be accounted for under the purchase method of accounting.

    Pursuant to the Merger Agreement, the Company is required to register the shares of PubliCARD common stock issued in connection with the merger under a shelf registration statement under the Securities Act of 1933.

    Pursuant to the Merger Agreement, the Company satisfied certain indebtedness of Greystone, including accrued interest, to a bank in the amount of approximately $604,000. The repayment of such indebtedness of Greystone by the Company was financed with available cash on hand.


The pro forma adjustments included in the unaudited pro forma condensed combined financial statements were as follows:

(a) Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Allocations are subject to valuations as of the date of the purchase transaction. The amount and components of the estimated purchase price along with the preliminary allocation of the estimated purchase price are as follows (in thousands):

Purchase price:
Estimated value of common stock and stock options         $ 8,729
Estimated acquisition expenses                                306
                                                          $ 9,035
Allocation of purchase price:
Net assets of Greystone                                   $   441
In-process research and development                         1,140
Goodwill                                                    7,454
                                                          $ 9,035

For purposes of the accompanying unaudited pro forma condensed combined financial statements, the aggregate purchase price has been allocated to the net assets acquired, with the remainder recorded as goodwill on the basis of preliminary estimates of fair values. These preliminary estimates of fair value were determined by management based on information currently available. The Company has retained independent valuation professionals to assist in the determination of the value to be assigned to the individual assets acquired, including intangible assets and in-process research and development. While the pro forma information has been presented based on the best information currently available to management, the final allocation of the purchase price will be based on a complete evaluation of the assets and liabilities of Greystone. The final valuation may result in values that are different from management's estimates as included in the unaudited pro forma condensed combined financial statements.

As stated above, the purchase price has been allocated on the basis of preliminary estimates of fair value. Management currently estimates that the allocation to in-process research and development will be approximately $1,140,000. The unaudited pro forma condensed combined statement of income excludes the write off of the estimated value of the acquired in-process research and development due to its non-recurring nature. The unaudited pro forma condensed combined balance sheet reflects an allocation of $1,140,000 to in-process research and development.

(b) Represents the repayment of Greystone's indebtedness, including accrued interest, to a bank and to former shareholders of Greystone.

(c) Represents payment of acquisition related expenses.

(d) Represents the elimination of Greystone's equity accounts.

(e) Represents the estimated value of common stock and stock options issued by the Company as consideration in the merger transaction.

(f) Represents the amortization of goodwill over an estimated life of five years.

(g) Represents the elimination of interest expense on Greystone's indebtedness which is assumed to be repaid as of the beginning of the period presented.

(h) Represents the reduction of interest income due to the repayment of Greystone's indebtedness and payment of acquisition expenses as of the beginning of the period presented.

(i) Represents the issuance of shares of the Company's common stock to the former shareholders of Greystone.

                                                       Exhibit 23.1

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 23, 1999, relating to the financial statements of Greystone Peripherals, Inc. as of and the for year ended December 31, 1998 included in this Form 8-K/A Amendment No. 1 into PubliCARD, Inc.'s previously filed Registration Statement on Form S-1 File No. 33-9344, Registration Statement on Form S-3 File No. 33-9344, and Registration Statements on Form S-8 File Nos. 33-56838, 33-88876, 333-72411, 333-73037, 333-73307 and 333-74169.



                                       /s/Arthur Andersen LLP

San Jose, California
May 5, 1999